SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 30, 1999

                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                        0-21974                       84-1116217
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                  Identification #)
incorporation)

             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)

                                 (303) 770-4001
              (Registrant's telephone number, including area code)


Item 2.  Acquisition or Disposition of Assets

     On August 6, 1999, UPC's wholly owned subsidiary, Bison Acquisition Corp., completed a tender offer for all outstanding shares of the common stock of @Entertainment, Inc. (Nasdaq: AETN) at a price of $19.00 per share in cash. Approximately 33,701,073 shares were tendered pursuant to the offer, which expired at 12:00 midnight, New York City time, on Thursday, August 5, 1999. On 9 August 1999, UPC merged Bison Acquisition Corp. into @Entertainment and disbursed $19.00 per share in cash to the remaining @Entertainment stockholders. The purchase price for @Entertainment totaled $807 million. It will be accounted for using the purchase method of accounting. The purchase price was provided by the closing of the sale of UPC's Senior Notes and Senior Discount Notes due 2009 on July 30, 1999.



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Item 5.  Other Events

     On July 30, 1999, UPC acquired from certain sellers represented by EQT Scandinavia Limited all of the capital stock of NBS Nordic Broadband Services AB, which operates a cable television system in Stockholm, Sweden, for a purchase price of $397.0 million, after adjustments for debt and cash as of July 31, 1999. The purchase price for the capital stock was determined by negotiation between UPC and EQT Scandinavia Limited. $100.0 million of the purchase price was paid in the form of a one year note with interest at 8% per year and $297.0 million was paid in cash at closing. The cash portion of the purchase price was provided by the closing of the sale of UPC's Senior Notes and Senior Discount Notes due 2009 on July 30, 1999. The note will automatically convert into UPC's Ordinary Shares B in the event of a public equity offering of those shares. If no public equity offering occurs, UPC will have the option, at maturity of the note, to pay the note in either cash or stock. The acquisition will be accounted for under the purchase accounting method. As a result of the acquisition of the stock, UPC acquired a cable television system in Stockholm, Sweden. UPC intends to continue to operate the system and to offer its digital video, telephone and Internet/data services over the system.

Item 7.  Financial Statements and Exhibits

         (a) As of the date of this Form 8-K, it is impractical for the Company to provide the financial statements for the acquisition described in Item 2 above, required pursuant to
                  Article 3 of Regulation S-X. In accordance with Item 7(a) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K.

         (b) As of the date of this Form 8-K, it is impractical for the Company to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X. In accordance with Item 7(b) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K.

(c)  Exhibits

2.1* Agreement and Plan of Merger among @Entertainment, Inc., United Pan-Europe
     Communications N.V. and Bison Acquisition Corp. dated as of June 2, 1999

2.2* Stockholders Agreement among @Entertainment, Inc., United Pan-Europe
     Communications N.V., Bison Acquisition Corp. and Morgan Grenfell Development Capital Syndications Limited dated as of June 2, 1999

2.3* Stoockholders Agreement among @Entertainment, Inc., United Pan-Europe
     Communications N.V., Bison Acquisition Corp. and Morgan Grenfell Development Capital Syndications Limited dated as of June 2, 1999

2.4* Share Purchase Agreement between the Sellers represented by EQT Scandinavia
     Limited and United Pan-Europe Communications N.V.

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*    Incorporated by reference from UPC's Current Report on Form 8-K filed
     August 13, 1999.



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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                        UNITEDGLOBALCOM, INC.

DATE:  August 13, 1999   By: /s/ Valerie L. Cover
                             Valerie L. Cover
                             Controller and Vice President
                             (a duly authorized officer and
                             principal financial officer)